AMENDMENT, dated as of November 10, 2008 (this “Amendment”), by and between Elite Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Chris Dick (the “Executive”) relating to that certain Employment Agreement, dated as of November 13, 2006 (the “Employment Agreement”), by and between the Company and the Executive.

     WHEREAS, the Board of Directors of the Company appointed the Executive as the Chief Operating Officer of the Company on October 20, 2008;

     WHEREAS, the Executive currently also holds the position of Executive Vice President of Corporate Development; and

     WHEREAS, the Company and the Executive desire to amend the Employment Agreement, on the terms and subject to the conditions contained herein, in accordance with Sections 2.1 and 6.5 of the Employment Agreement, to (i) change the Executive’s title to Chief Operating Officer of the Company and (ii) increase the Executive’s annual base salary commensurate with his increased responsibilities as Chief Operating Officer of the Company.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Employment Agreement.

     In consideration of the mutual promises herein contained, the parties hereby agree as follows:

     1.       Amendment.

          (a)       Effective as of the date hereof, the first sentence of Section 1.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following text:

“The Company hereby employs Executive in the capacity of Chief Operating Officer of the Company at the compensation and rate and benefits set forth in Section 2 hereof for the Term (as defined in Section 3.1 hereof).”

          (b)      Effective as of the date hereof, subsection (i) of Section 2.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following text:

“(i) a base salary at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000) during the Term (the “Base Salary”); and”

     2.       Effect of Amendment. Except as expressly amended herein, the terms of the Employment Agreement are incorporated herein by reference as if fully set out and shall remain in full force and effect in accordance with their terms.

     3.     Severability. If any provision or portion of this Amendment shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Amendment shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     4.     Counterparts; Delivery by Facsimile. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Amendment. This Amendment and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation of a contract and each such party forever waives any such defense.

     5.     Headings. The headings contained in this Amendment are for reference purposes only and shall not be deemed to be part of the Amendment or to affect the meaning or interpretation of this Amendment.

     6.     Governing Law; Consent to Jurisdiction. If any party institutes legal action to enforce or interpret the terms and conditions of this Amendment, the prevailing party shall be awarded reasonable attorneys’ fees at all trial and appellate levels and the expenses and costs incurred by such prevailing party in connection therewith. Any legal action, suit or proceeding, in equity or at law, arising out of or relating to this Amendment shall be instituted exclusively in the State or Federal courts located in the State and County of New York and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that such party is not subject personally to the jurisdiction of any such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or should be transferred, or that this Amendment or the subject matter hereof may not be enforced in or by any such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect or limit the right of any party to serve process in any other manner permitted by applicable law.

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      IN WITNESS WHEREOF, this Amendment is executed by the parties hereto as of the date first above written.

ELITE PHARMACEUTICALS, INC.

By:
	Name:	Mark Gittelman
	Title:	Chief Financial Officer

EXECUTIVE:

Chris Dick